                                    Exhibit 99.1

Contact
Black Box Corporation
Anthony J. Massetti
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER OF FISCAL 2017 RESULTS

PITTSBURGH, PENNSYLVANIA, January 31, 2017 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the third quarter of Fiscal 2017 and nine-month period ended December 31, 2016.

3Q17 Results

•	Revenues were $210.4 million, down 5% from $222.5 million for the same period last year and down 4% from $218.7 million in the sequential period.

•	Provision for income taxes was $0.3 million, compared to $0.1 million for the same period last year and compared to a benefit for income taxes of $1.5 million in the sequential period.

•	Net income was $1.3 million, down 77% from $5.7 million for the same period last year and compared to a net loss of $6.1 million in the sequential period.

•	Diluted earnings per share was $0.09, down 77% from $0.37 for the same period last year and compared to a diluted loss per share of $0.40 in the sequential period.

•	Operating net income* was $3.7 million, down 36% from $5.7 million for the same period last year and down 22% from $4.7 million in the sequential period.

•	Operating EPS* was $0.24, down 35% from $0.37 for the same period last year and down 23% from $0.31 in the sequential period.

•	Cash flow provided by operations was $9.1 million, down 69% from $28.8 million for the same period last year and up 89% from $4.8 million in the sequential period.

•	We provided $1.8 million of dividends to our shareholders, compared to $1.7 million for the same period last year and $1.8 million in the sequential period.
3QYTD17 Results

•	Revenues were $647.6 million, down 6% from $688.5 million for the same period last year.

•	Provision for income taxes was $1.1 million, compared to a benefit from income taxes of $19.4 million for the same period last year.

•
Net loss was $5.3 million, which included $20.2 million ($12.5 million net of tax) of expense, compared to $123.4 million, which included $167.0 million ($140.1 million net of tax) of expense, for the same period last year.

                                    Exhibit 99.1

•	Diluted loss per share was $0.35, compared to $8.04 for the same period last year.

•	Operating net income* was $10.4 million, down 30% from $14.9 million for the same period last year.

•	Operating EPS* was $0.69, down 29% from $0.97 for the same period last year.

•	Cash flow provided by operations was $24.7 million, up 66% from $14.9 million for the same period last year.

•	We provided $5.3 million of dividends to our shareholders compared to $4.9 million for the same period last year.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
"We continue to improve in areas within our operational control - working capital, cash generation, debt reduction and operating expense management," said E.C. Sykes, President and CEO. "The foundation has been laid to return to revenue growth and we are now in a position to focus more of the efforts there.   I remain convinced that we are on the correct path to rebuild Black Box."

Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, January 31, 2017. E.C. Sykes, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 47777706. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.
About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,476 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include, among others, levels of business activity and operating expenses, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing, benefits and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and our previously filed quarterly reports on Form 10-Q for Fiscal 2017. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	December 31, 2016	March 31, 2016
Assets
Cash and cash equivalents	$13.8	$23.5
Accounts receivable, net	133.4	139.2
Inventories, net	25.9	42.7
Costs/estimated earnings in excess of billings on uncompleted contracts	75.3	66.7
Other assets	26.7	27.3
Total current assets	275.0	299.4
Property, plant and equipment, net	30.4	34.5
Intangibles, net	71.1	78.2
Deferred tax asset	52.6	57.1
Other assets	7.4	6.7
Total assets	$436.4	$475.8
Liabilities
Accounts payable	$58.8	$56.8
Accrued compensation and benefits	20.7	21.5
Deferred revenue	31.9	29.4
Billings in excess of costs/estimated earnings on uncompleted contracts	18.2	20.4
Other liabilities	45.2	42.2
Total current liabilities	174.8	170.4
Long-term debt	94.0	119.7
Other liabilities	25.1	29.5
Total liabilities	$293.9	$319.6
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	505.7	501.8
Retained earnings	69.8	80.6
Accumulated other comprehensive income (loss)	(19.4)	(13.1)
Treasury stock, at cost	(413.6)	(413.1)
Total stockholders’ equity	$142.6	$156.2
Total liabilities and stockholders’ equity	$436.4	$475.8

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Revenues
Products	$36.1	$42.3	$41.9	$118.3	$126.7
Services	174.3	176.5	180.5	529.3	561.8
Total	210.4	218.7	222.5	647.6	688.5
Cost of sales
Products	20.1	27.2	23.7	70.3	72.8
Services	127.8	137.1	129.2	392.8	405.0
Total	147.9	164.3	152.9	463.1	477.8
Gross profit	62.4	54.4	69.6	184.5	210.7
Selling, general & administrative expenses	57.4	58.1	60.0	178.0	184.2
Asset impairment loss	—	0.5	—	0.5	157.3
Intangibles amortization	2.3	2.3	2.6	7.1	7.8
Operating income (loss)	2.8	(6.5)	7.1	(1.1)	(138.6)
Interest expense, net	1.1	1.1	1.2	3.3	3.7
Other expenses (income), net	0.1	—	0.1	(0.2)	0.4
Income (loss) before provision for income taxes	1.6	(7.6)	5.8	(4.1)	(142.7)
Provision (benefit) for income taxes	0.3	(1.5)	0.1	1.1	(19.4)
Net income (loss)	$1.3	$(6.1)	$5.7	$(5.3)	$(123.4)
Earnings (loss) per common share
Basic	$0.09	$(0.40)	$0.37	$(0.35)	$(8.04)
Diluted	$0.09	$(0.40)	$0.37	$(0.35)	$(8.04)
Weighted-average common shares outstanding
Basic	15.1	15.1	15.4	15.1	15.3
Diluted	15.3	15.1	15.4	15.1	15.3
Dividends per share	$0.12	$0.12	$0.11	$0.36	$0.33

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Operating Activities
Net income (loss)	$1.3	$(6.1)	$5.7	$(5.3)	$(123.4)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.3	2.3	2.6	7.1	7.8
Depreciation	2.5	2.4	2.2	7.1	6.3
Loss (gain) on sale of property	0.3	—	—	(0.9)	—
Deferred taxes	1.9	(0.8)	(1.1)	4.0	(24.3)
Stock compensation expense	0.7	0.9	1.1	3.9	4.3
Change in fair value of interest-rate swaps	—	—	—	—	(0.4)
Asset impairment loss	—	0.5	—	0.5	157.3
Provision for obsolete inventory	0.5	9.4	1.3	10.2	1.8
Provision for (recovery of) doubtful accounts	0.6	0.1	0.8	0.9	1.0
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable	10.7	(12.2)	3.1	3.1	(11.3)
Inventories	(0.7)	4.5	0.2	6.2	4.0
Costs/estimated earnings in excess of billings on uncompleted contracts	(3.8)	(1.6)	12.6	(9.0)	13.0
All other assets	(1.8)	0.9	(7.7)	(2.1)	3.7
Accounts payable	(2.5)	4.4	(1.0)	2.4	(7.3)
Billings in excess of costs/estimated earnings on uncompleted contracts	(4.1)	1.1	5.8	(2.2)	8.0
All other liabilities	1.1	(1.1)	3.1	(1.2)	(25.6)
Net cash provided by (used for) operating activities	$9.1	$4.8	$28.8	$24.7	$14.9
Investing Activities
Capital expenditures	$(2.3)	$(1.8)	$(3.6)	$(6.1)	$(8.1)
Capital disposals	2.2	—	—	3.6	0.1
Acquisition of businesses (payments)/recoveries	—	—	—	—	—
Net cash provided by (used for) investing activities	$(0.1)	$(1.8)	$(3.6)	$(2.5)	$(8.0)
Financing Activities
Proceeds (repayments) from long-term debt	$(7.7)	$(13.1)	$(22.7)	$(25.6)	$(8.8)
Proceeds (repayments) from short-term debt	(1.3)	5.8	(3.2)	0.4	3.2
Deferred financing costs	—	—	—	(1.0)	—
Purchase of treasury stock	—	—	—	(0.5)	(2.8)
Payment of dividends	(1.8)	(1.8)	(1.7)	(5.3)	(4.9)
Increase (decrease) in cash overdrafts	—	0.3	0.1	0.4	0.1
Net cash provided by (used for) financing activities	$(10.8)	$(8.8)	$(27.6)	$(31.7)	$(13.2)
Foreign currency exchange impact on cash	$(0.5)	$0.6	$0.1	$(0.2)	$0.8
Increase/(decrease) in cash and cash equivalents	$(2.3)	$(5.2)	$(2.3)	$(9.7)	$(5.5)
Cash and cash equivalents at beginning of period	16.1	21.4	20.3	23.5	23.5
Cash and cash equivalents at end of period	$13.8	$16.1	$18.0	$13.8	$18.0

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, accounts receivable impairment loss (amounts incurred during 4Q16 and 3Q17 represent the additions to reserves for past services that we settled in January 2017), inventory impairment loss, and long-lived asset impairment loss, each of which are non-cash charges, and restructuring expense, CEO transition costs, and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Net income (loss)	$1.3	$(6.1)	$5.7	$(5.3)	$(123.4)
Provision (benefit) for income taxes	0.3	(1.5)	0.1	1.1	(19.4)
Effective tax rate	19.7%	20.0%	1.1%	(27.4)%	13.6%
Income (loss) before provision for income taxes	$1.6	$(7.6)	$5.8	$(4.1)	$(142.7)

Adjustments
Intangibles amortization	$2.3	$2.3	$2.6	$7.1	$7.8
Interest rate swap	—	—	—	—	(0.4)
Restructuring expense	1.1	2.9	0.9	4.1	2.3
CEO transition costs	—	—	—	—	—
Accounts receivable impairment loss	0.3	—	—	0.3	—
Inventory impairment loss	—	9.1	—	9.1	—
Loss (gain) on sale of facility	0.3	—	—	(0.9)	—
Asset impairment loss	—	0.5	—	0.5	157.3
Total pre-tax adjustments	$4.0	$14.9	$3.5	$20.2	$167.0

Operating EBIT	$5.7	$7.3	$9.3	$16.1	$24.3
Operational effective tax rate	35.0%	35.0%	38.5%	35.0%	38.5%
Operational income taxes (1)	2.0	2.6	3.6	5.6	9.3
Operating net income	$3.7	$4.7	$5.7	$10.4	$14.9

                                    Exhibit 99.1

(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Diluted EPS	$0.09	$(0.40)	$0.37	$(0.35)	$(8.04)
EPS impact *	0.15	0.71	—	1.04	9.01
Operating EPS	$0.24	$0.31	$0.37	$0.69	$0.97
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	3Q17	3Q16	% Change
Revenues	$210.4	$222.5	(5)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	0.3	—
Foreign currency impact - International Services	1.0	—
Revenues (excluding foreign currency)	$211.7	$222.5	(5)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	3Q17	2Q17	% Change
Revenues	$210.4	$218.7	(4)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	0.6	—
Foreign currency impact - International Services	0.4	—
Revenues (excluding foreign currency)	$211.4	$218.7	(3)%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	3QYTD17	3QYTD16	% Change
Revenues	$647.6	$688.5	(6)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	0.1	—
Foreign currency impact - International Services	1.7	—
Revenues (excluding foreign currency)	$649.7	$688.5	(6)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, accounts receivable impairment loss, inventory impairment loss, long-lived asset impairment loss, each of which are non-cash charges, and restructuring expense, CEO transition costs, and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	3Q17		2Q17		3Q16		3QYTD17		3QYTD16
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$16.7		$21.0		$20.1		$56.8		$65.3
International Products	19.4		21.3		21.8		61.5		61.4
Products	$36.1		$42.3		$41.9		$118.3		$126.7
North America Services	$166.6		$169.8		$172.6		$508.1		$540.1
International Services	7.6		6.7		7.9		21.2		21.7
Services	$174.3		$176.5		$180.5		$529.3		$561.8
Total	$210.4		$218.7		$222.5		$647.6		$688.5
Gross profit
North America Products	$7.8	46.9%	$6.5	31.2%	$9.1	45.2%	$23.3	41.1%	$28.9	44.2%
International Products	8.1	42.0%	8.5	40.0%	9.2	42.0%	24.7	40.1%	25.0	40.7%
Products	$16.0	44.2%	$15.1	35.6%	$18.2	43.5%	$48.0	40.6%	$53.9	42.5%
North America Services	$44.9	26.9%	$38.0	22.4%	$49.6	28.7%	$132.0	26.0%	$151.7	28.1%
International Services	1.6	20.6%	1.4	21.5%	1.8	22.4%	4.6	21.6%	5.1	23.4%
Services	$46.5	26.7%	$39.4	22.3%	$51.4	28.5%	$136.6	25.8%	$156.8	27.9%
Total	$62.4	29.7%	$54.4	24.9%	$69.6	31.3%	$184.5	28.5%	$210.7	30.6%
Operating income (loss)
North America Products	$(1.0)	(6.2)%	$(1.2)	(5.5)%	$0.7	3.6%	$(1.3)	(2.3)%	$(21.2)	(32.5)%
International Products	1.5	7.9%	0.5	2.2%	2.0	9.0%	2.4	3.9%	(2.8)	(4.6)%
Products	$0.5	1.4%	$(0.7)	(1.6)%	$2.7	6.4%	$1.1	0.9%	$(24.0)	(18.9)%
North America Services	$1.8	1.1%	$(6.1)	(3.6)%	$3.9	2.3%	$(3.2)	(0.6)%	$(108.7)	(20.1)%
International Services	0.5	6.5%	0.3	3.8%	0.5	6.2%	1.1	5.0%	(5.9)	(27.3)%
Services	$2.3	1.3%	$(5.9)	(3.3)%	$4.4	2.4%	$(2.1)	(0.4)%	$(114.6)	(20.4)%
Total	$2.8	1.3%	$(6.5)	(3.0)%	$7.1	3.2%	$(1.1)	(0.2)%	$(138.6)	(20.1)%
Adjustments
North America Products	$0.3		$2.9		$0.1		$3.2		$25.3
International Products	0.3		0.8		—		1.2		5.9
Products	$0.6		$3.7		$0.1		$4.5		$31.2
North America Services	$3.4		$11.2		$3.3		$15.7		$128.9
International Services	—		—		—		—		7.3
Services	$3.4		$11.2		$3.3		$15.7		$136.2
Total	$4.0		$14.9		$3.5		$20.2		$167.4
Adjusted operating income
North America Products	$(0.7)	(4.5)%	$1.8	8.5%	$0.8	4.1%	$1.9	3.4%	$4.1	6.3%
International Products	1.9	9.7%	1.3	5.9%	2.0	9.1%	3.6	5.9%	3.1	5.0%
Products	$1.1	3.1%	$3.0	7.2%	$2.8	6.7%	$5.6	4.7%	$7.2	5.7%
North America Services	$5.1	3.1%	$5.1	3.0%	$7.2	4.2%	$12.5	2.5%	$20.2	3.7%
International Services	0.5	6.6%	0.3	4.1%	0.5	6.5%	1.1	5.1%	1.4	6.3%
Services	$5.6	3.2%	$5.3	3.0%	$7.7	4.3%	$13.6	2.6%	$21.5	3.8%
Total	$6.8	3.2%	$8.4	3.8%	$10.5	4.7%	$19.1	3.0%	$28.8	4.2%

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, accounts receivable impairment loss, inventory impairment loss, and long-lived asset impairment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Net income (loss)	$1.3	$(6.1)	$5.7	$(5.3)	$(123.4)
Provision (benefit) for income taxes	0.3	(1.5)	0.1	1.1	(19.4)
Interest expense, net	1.1	1.1	1.2	3.3	3.7
Intangibles amortization	2.3	2.3	2.6	7.1	7.8
Depreciation	2.5	2.4	2.2	7.1	6.3
EBITDA	$7.5	$(1.9)	$11.8	$13.3	$(125.0)
Stock compensation expense	0.7	0.9	1.1	3.9	4.3
Accounts receivable impairment loss	0.3	—	—	0.3	—
Inventory impairment loss	—	9.1	—	9.1	—
Asset impairment loss	—	0.5	—	0.5	157.3
Operating EBITDA	$8.5	$8.7	$12.9	$27.2	$36.5
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	3Q17	2Q17	3Q16	3QYTD17	3QYTD16
Net cash provided by (used for) operating activities	$9.1	$4.8	$28.8	$24.7	$14.9
Net capital expenditures	(0.1)	(1.8)	(3.6)	(2.5)	(8.0)
Foreign currency exchange impact on cash	(0.5)	0.6	0.1	(0.2)	0.8
Free cash flow before stock option exercises	$8.5	$3.6	$25.3	$22.1	$7.7
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$8.5	$3.6	$25.3	$22.1	$7.7
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	3Q17	2Q17	3Q16
Days sales outstanding	53 days	56 days	62 days
Aggregate days sales outstanding	79 days	80 days	80 days
Inventory turns	21.9x	22.6x	11.7x
Six-month order backlog	$171.2	$183.7	$172.7
Headcount	3,476	3,566	3,637
Net debt*	$80.2	$85.6	$110.7
Leverage ratio**	2.69	2.79	2.79

                                    Exhibit 99.1

* Net debt is defined by the Company as Long-term debt less Cash and cash equivalents.
** Leverage ratio is based on Adjusted EBITDA as defined under our credit facility with PNC Bank.